Exhibit 99.1

PRESS RELEASE

Contacts:
Joseph Jones (Media) jonesjo@dnb.com 973.921.5732	Paul Krieg (Investors/Analysts) kriegpa@dnb.com 973.921.5158

D&B Reports 2008 Results;

Announces 2009 Financial Guidance

•	Fourth Quarter Diluted EPS Before Non-Core Gains and Charges Up 14%; GAAP Diluted EPS Up 6%

•	Fourth Quarter Core and Total Revenue Up 4% Before the Effect of Foreign Exchange; Up 2% After the Effect of Foreign Exchange

•	Full Year Diluted EPS Before Non-Core Gains and Charges Up 16%; GAAP Diluted EPS Up 12%

•	Full Year Core and Total Revenue Up 7% Before the Effect of Foreign Exchange; Up 8% After the Effect of Foreign Exchange

•	Expects $90 Million to $105 Million of Financial Flexibility Savings in 2009

•	Declares Increased Cash Dividend of $0.34 Per Share

Short Hills, NJ – January 28, 2009 — D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today reported results for the fourth quarter and year ended December 31, 2008. The Company also announced its 2009 financial guidance; its expected financial flexibility savings for 2009; and an increase in its first quarter 2009 dividend.

“2008 was a good year for us, despite the challenging environment,” cited Steve Alesio, D&B’s Chairman and CEO. “As we ended the year, however, the economic headwinds started to have a significant impact on our US marketing-related businesses, which is continuing into 2009, and is reflected in our guidance. We intend to leverage the strength of our team and our financially flexible business model to deliver a solid performance in this challenging year and exit 2009 in a stronger, more competitive position.”

PRESS RELEASE

Fourth Quarter 2008 Results

Diluted earnings per share before non-core gains and charges for the quarter ended December 31, 2008, were $1.87, up 14 percent from $1.64 in the prior year similar period. On a GAAP basis, diluted earnings per share for the quarter ended December 31, 2008, were $1.85, up 6 percent from $1.74 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core and total revenue for the fourth quarter of 2008 was $474.7 million, up 4 percent from the prior year similar period before the effect of foreign exchange (up 2 percent after the effect of foreign exchange).

Core and total revenue results for the fourth quarter of 2008 reflect the following by solution set:

•	Risk Management Solutions revenue of $282.6 million, up 7 percent before the effect of foreign exchange (up 4 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $160.0 million, down 1 percent before the effect of foreign exchange (down 3 percent after the effect of foreign exchange); and

•	Internet Solutions revenue of $32.1 million, up 10 percent before the effect of foreign exchange (up 9 percent after the effect of foreign exchange)

See attached Schedules 4, 5 and 6 for additional detail.

Operating income before non-core gains and charges for the fourth quarter of 2008 was $174.8 million, up 9 percent from the prior year similar period. On a GAAP basis, operating income was $172.2 million, up 11 percent from the prior year similar period. During the fourth quarter of 2008, the Company also incurred transition costs of $2.2 million compared with $3.9 million incurred in the prior year similar period.

PRESS RELEASE

Net income before non-core gains and charges for the fourth quarter of 2008 was $101.1 million, up 5 percent from the prior year similar period. On a GAAP basis, net income for the quarter was $100.1 million, down 2 percent from the prior year similar period, primarily due to a non-core gain associated with the Company’s Japanese joint venture in the fourth quarter of 2007.

See attached Schedule 3 for additional detail.

Share repurchases during the fourth quarter of 2008 under the Company’s discretionary repurchase program totaled $52 million.

The Company ended the year with $164.2 million of cash and cash equivalents.

Fourth Quarter 2008 Segment Results

United States

Core and total revenue for the fourth quarter of 2008 was $369.6 million, up 2 percent from the prior year similar period.

U.S. core and total revenue results for the fourth quarter of 2008 reflect the following:

•	Risk Management Solutions revenue of $202.4 million, up 4 percent;

•	Sales & Marketing Solutions revenue of $136.7 million, down 2 percent; and

•	Internet Solutions revenue of $30.5 million, up 11 percent.

Operating income for the fourth quarter of 2008 was $163.2 million, up 3 percent from the prior year similar period. The increase was primarily due to revenue growth in the U.S. segment, partially offset by costs associated with investments to enhance the Company’s strategic capabilities.

International

Core and total revenue for the fourth quarter of 2008 was $105.1 million, up 12 percent from the prior year similar period before the effect of foreign exchange (up 3 percent after the effect of foreign exchange).

PRESS RELEASE

International core and total revenue results for the fourth quarter of 2008 reflect the following:

•	Risk Management Solutions revenue of $80.2 million, up 15 percent before the effect of foreign exchange (up 5 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $23.3 million, up 5 percent before the effect of foreign exchange (down 4 percent after the effect of foreign exchange); and

•	Internet Solutions revenue of $1.6 million, down 2 percent before the effect of foreign exchange (down 16 percent after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the fourth quarter of 2008 was $29.8 million, up 27 percent from the prior year similar period. The increase was primarily due to revenue growth in the International segment and the timing of investments in the prior year similar period, partially offset by the net impact of foreign exchange.

Full Year 2008 Results

Diluted earnings per share before non-core gains and charges for 2008 were $5.27, up 16 percent from $4.55 in the prior year similar period. On a GAAP basis, diluted earnings per share for 2008 were $5.60, up 12 percent from $4.99 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core and total revenue for 2008 was $1,726.3 million, up 7 percent from the prior year similar period before the effect of foreign exchange (up 8 percent after the effect of foreign exchange).

Core and total revenue results for the full year 2008 reflect the following by solution set:

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•	Risk Management Solutions revenue of $1,111.0 million, up 7 percent before the effect of foreign exchange (up 8 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $490.4 million, up 6 percent before the effect of foreign exchange (up 7 percent after the effect of foreign exchange); and

•	Internet Solutions revenue of $124.9 million, up 16 percent both before and after the effect of foreign exchange.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income before non-core gains and charges for 2008 was $501.1 million, up 11 percent from the prior year similar period. On a GAAP basis, operating income for 2008 was $469.7 million, up 10 percent from the prior year similar period. During 2008, the Company also incurred transition costs of $12.4 million compared with $13.0 million incurred in the prior year similar period.

Net income before non-core gains and charges for 2008 was $292.5 million, up 8 percent from the prior year similar period. On a GAAP basis, net income for 2008 was $310.6 million, up 4 percent from the prior year similar period, primarily reflecting a non-core gain associated with the Company’s Japanese joint venture in 2007.

See attached Schedule 3 for additional detail.

Free cash flow for 2008, excluding the impact of legacy tax matters, was $351.9 million, up 16 percent from the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities for 2008, excluding the impact of legacy tax matters, was $411.4 million, up 9 percent from the prior year similar period. On a GAAP basis, net cash provided by operating activities for 2008 was $433.9 million, compared to $384.6 million in the prior year similar period.

See attached Schedule 4 for additional detail.

PRESS RELEASE

Share repurchases during 2008 under the Company’s discretionary repurchase program totaled $300 million, while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $82 million.

Full Year 2008 Segment Results

United States

Core and total revenue for 2008 was $1,321.1 million, up 6 percent from the prior year similar period.

U.S. core and total revenue results for full year 2008 reflect the following:

•	Risk Management Solutions revenue of $792.4 million, up 5 percent;

•	Sales & Marketing Solutions revenue of $410.7 million, up 5 percent; and

•	Internet Solutions revenue of $118.0 million, up 18 percent.

Operating income for 2008 was $496.5 million, up 7 percent from the prior year similar period. The increase was primarily due to revenue growth in the U.S. segment, partially offset by costs associated with investments to enhance the Company’s strategic capabilities.

International

Core and total revenue for 2008 was $405.2 million, up 12 percent before the effect of foreign exchange (up 16 percent after the effect of foreign exchange) from the prior year similar period.

International core and total revenue results for full year 2008 reflect the following:

•	Risk Management Solutions revenue of $318.6 million, up 13 percent before the effect of foreign exchange (up 16 percent after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $79.7 million, up 12 percent before the effect of foreign exchange (up 14 percent after the effect of foreign exchange); and

•	Internet Solutions revenue of $6.9 million, down 1 percent before the effect of foreign exchange (down 3 percent after the effect of foreign exchange).

PRESS RELEASE

See attached Schedules 4, 5 and 6 for additional detail.

Operating income before non-core gains and charges for 2008 was $87.7 million, up 26 percent from the prior year similar period. The increase was primarily due to revenue growth in the International segment, lower costs as a result of our reengineering efforts and the favorable impact of foreign exchange. On a GAAP basis, operating income for the year was $87.7 million, up 27 percent from the prior year similar period.

Non-Core Gains and Charges

During the fourth quarter of 2008 and 2007, the Company recorded:

•	A net pre-tax, non-core charge of $1.7 million in the fourth quarter of 2008 and a net pre-tax, non-core gain of $9.3 million in the fourth quarter of 2007;

•	A net after-tax, non-core charge of $1.0 million in the fourth quarter of 2008 and a net after-tax, non-core gain of $2.3 million in the fourth quarter of 2007.

For the years ending 2008 and 2007, the Company recorded:

•	Net pre-tax, non-core charges of $29.2 million in 2008 and $4.4 million in 2007;

•	Net after-tax, non-core gains of $17.0 million in 2008 and $20.8 million in 2007.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

PRESS RELEASE

Full Year 2009 Guidance

D&B today provided the following financial guidance for the full year 2009:

•	Core revenue growth of 2 percent to 5 percent, before the effect of foreign exchange;

•	Operating income growth of 5 percent to 8 percent, before non-core gains and charges;

•	Diluted EPS growth of 9 percent to 12 percent, before non-core gains and charges; and

•	Free cash flow of $360 million to $375 million, excluding the impact of legacy tax matters.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

2009 Financial Flexibility

D&B continues to create financial flexibility through several reengineering initiatives aimed at complexity reduction, including the following:

•	Continuing to improve the Company’s organizational design and the efficiency of how D&B is organized;

•	Reducing product complexity and eliminating and consolidating systems and technology infrastructure;

•	Simplifying and automating data collection processes; and

•	Centralizing management of key cost drivers, consolidating vendors and contract negotiation.

D&B expects its ongoing reengineering initiatives to create $90 million to $105 million of financial flexibility in 2009, before any transition costs and restructuring charges and before any reallocation of savings generated by the initiatives. The Company expects to incur transition costs of approximately $17 million to $22 million and pre-tax restructuring charges totaling $22 million to $30 million associated with its ongoing reengineering efforts.

PRESS RELEASE

Cash Dividend Increased

D&B today announced that its Board of Directors has declared an increased quarterly cash dividend of $0.34 per share, up from D&B’s prior dividend payout of $0.30 per share. This quarterly cash dividend is payable on March 20, 2009, to shareholders of record at the close of business on March 6, 2009. This increase in D&B’s quarterly cash dividend is a reflection of the Company’s confidence in its ability to generate continued strong free cash flow growth in 2009.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2007, filed February 25, 2008 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

Fourth Quarter and Full Year 2008 Teleconference

As previously announced, D&B will review its fourth quarter and full year 2008 financial results in a conference call with the investment community on Thursday, January 29, 2009, at 10 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 167 years. D&B’s global commercial database contains more than 140 million business records. The

PRESS RELEASE

database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2009 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•

D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its Worldwide Network, and third parties with which it has outsourcing arrangements.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•

D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof may impact its results of operations from period to period.

•

As a result of the credit market crisis and other macro-economic challenges currently affecting the global economy, our customers or vendors may experience cash flow problems. This may cause our customers to delay, cancel or significantly decrease their purchases from us and impact their ability to pay amounts owed to

PRESS RELEASE

us. In addition, our vendors may substantially increase their prices without notice. Such behavior may adversely affect our earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, we may experience material adverse impacts to our business and operating results.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data.

•	D&B’s ability to introduce new solutions or services in a seamless way and without disruption to existing solutions such as DNBi.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

The continued adherence by third party members of our D&B Worldwide Network to our quality standards, our brand and communication standards and to the terms and conditions of our commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force, in regions throughout the world.

•

The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its D&B Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•

D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•

D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

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•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•

D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

The Dun & Bradstreet Corporation	Schedule 1

Consolidated Statement of Operations (unaudited) - GAAP Results

	Quarter Ended December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Full Year December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)

Amounts in millions, except per share data	2008	2007				2008	2007
Revenue:
U.S.	$369.6	$362.3	2%	0%	2%	$1,321.1	$1,248.3	6%	0%	6%
International	105.1	102.4	3%	(9)%	12%	405.2	350.9	16%	4%	12%

Core and Total Revenue	$474.7	$464.7	2%	(2)%	4%	$1,726.3	$1,599.2	8%	1%	7%

Operating Income (Loss):
U.S.	$163.2	$158.1	3%			$496.5	$466.0	7%
International (1)	29.8	23.5	27%			87.7	69.0	27%

Total Divisions	193.0	181.6	6%			584.2	535.0	9%
Corporate and Other (2)	(20.8)	(25.8)	19%			(114.5)	(109.4)	(5)%

Operating Income	172.2	155.8	11%			469.7	425.6	10%

Interest Income	2.5	2.0	21%			11.5	7.3	57%
Interest Expense	(13.1)	(8.5)	(53)%			(47.4)	(28.3)	(68)%
Other Income (Expense) - Net (3)	3.3	14.0	(76)%			5.1	21.7	(76)%

Non-Operating Income (Expense) -Net	(7.3)	7.5	N/M			(30.8)	0.7	N/M

Income before Provision for Income Taxes	164.9	163.3	1%			438.9	426.3	3%
Provision for Income Taxes	63.2	65.4	4%			128.0	135.8	6%
Minority Interest Income (Expense)	(1.7)	—	N/M			(2.4)	0.9	N/M
Equity in Net Income (Loss) of Affiliates	0.1	0.5	(93)%			1.0	1.3	(25)%

Income From Continuing Operations	100.1	98.4	2%			309.5	292.7	6%

Discontinued Operations:

Income from Discontinued Operations, Net of Income Taxes	—	3.3	N/M			0.7	5.4	(87)%
Gain on Disposal of Italian Real Estate business, No Income Tax Impact	—	—	N/M			0.4	—	N/M

Income from Discontinued Operations, Net of Income Taxes	—	3.3	N/M			1.1	5.4	(80)%

Net Income (4)	$100.1	$101.7	(2)%			$310.6	$298.1	4%

Basic Earnings Per Share of Common Stock:
Continuing Operations	$1.88	$1.72	9%			$5.69	$5.03	13%
Discontinued Operations	—	0.06	N/M			0.02	0.09	(78)%

Basic Earnings Per Share of Common Stock	$1.88	$1.78	6%			$5.71	$5.12	12%

Diluted Earnings Per Share of Common Stock:
Continuing Operations	$1.85	$1.68	10%			$5.58	$4.90	14%
Discontinued Operations	—	0.06	N/M			0.02	0.09	(78)%

Diluted Earnings Per Share of Common Stock (5)	$1.85	$1.74	6%			$5.60	$4.99	12%

Weighted Average Number of Shares Outstanding:
Basic	53.1	57.1	7%			54.4	58.3	7%

Diluted	54.0	58.5	8%			55.5	59.8	7%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2

Consolidated Statement of Operations (unaudited) - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges

	Quarter Ended December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Full Year December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2008	2007				2008	2007
Revenue:
U.S.	$369.6	$362.3	2%	0%	2%	$1,321.1	$1,248.3	6%	0%	6%
International	105.1	102.4	3%	(9)%	12%	405.2	350.9	16%	4%	12%

Core and Total Revenue	$474.7	$464.7	2%	(2)%	4%	$1,726.3	$1,599.2	8%	1%	7%

Operating Income (Loss):
U.S.	$163.2	$158.1	3%			$496.5	$466.0	7%
International (1)	29.8	23.5	27%			87.7	69.8	26%

Total Divisions	193.0	181.6	6%			584.2	535.8	9%
Corporate and Other (2)	(18.2)	(21.5)	16%			(83.1)	(84.3)	2%

Operating Income	174.8	160.1	9%			501.1	451.5	11%

Interest Income	2.5	2.0	21%			11.5	7.3	57%
Interest Expense	(13.1)	(8.5)	(53)%			(47.4)	(28.3)	(68)%
Other Income (Expense) - Net (3)	2.4	0.4	N/M			2.9	0.2	N/M

Non-Operating Income (Expense) - Net	(8.2)	(6.1)	(34)%			(33.0)	(20.8)	(59)%

Income before Provision for Income Taxes	166.6	154.0	8%			468.1	430.7	9%
Provision for Income Taxes	63.9	58.4	(9)%			174.2	161.0	(8)%
Minority Interest Income (Expense)	(1.7)	—	N/M			(2.4)	0.9	N/M
Equity in Net Income (Loss) of Affiliates	0.1	0.5	(93)%			1.0	1.3	(25)%

Net Income (4)	$101.1	$96.1	5%			$292.5	$271.9	8%

Basic Earnings Per Share of Common Stock	$1.90	$1.68	13%			$5.38	$4.67	15%

Diluted Earnings Per Share of Common Stock (5)	$1.87	$1.64	14%			$5.27	$4.55	16%

Weighted Average Number of Shares Outstanding:
Basic	53.1	57.1	7%			54.4	58.3	7%

Diluted	54.0	58.5	8%			55.5	59.8	7%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	The following table reconciles International Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		% Change Fav/(Unfav)	Full Year December 31,		% Change Fav/(Unfav)

Amounts in millions	2008	2007		2008	2007
International Operating Income - GAAP Results (Schedule 1)	$29.8	$23.5	27%	$87.7	$69.0	27%
Settlement of International Payroll Tax Matter Related to a Divested Entity	—	—	N/M	—	(0.8)	N/M

International Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$29.8	$23.5	27%	$87.7	$69.8	26%

(2)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		% Change Fav/(Unfav)	Full Year December 31,		% Change Fav/(Unfav)

Amounts in millions	2008	2007		2008	2007
Corporate and Other - GAAP Results (Schedule 1)	$(20.8)	$(25.8)	19%	$(114.5)	$(109.4)	(5)%
Restructuring Charges	(2.6)	(4.3)	38%	(31.4)	(25.1)	(26)%

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(18.2)	$(21.5)	16%	$(83.1)	$(84.3)	2%

(3)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		% Change Fav/(Unfav)	Full Year December 31,		% Change Fav/(Unfav)

Amounts in millions	2008	2007		2008	2007
Other Income (Expense)-Net - GAAP Results (Schedule 1)	$3.3	$14.0	(76)%	$5.1	$21.7	(76)%
Effect of Legacy Tax Matters	0.3	0.3	0%	1.2	1.6	(25)%
Legacy Tax Matter related to the settlement of 2003 tax year	—	—	N/M	(7.7)	—	N/M
Gain Associated with Huaxia/D&B China Joint Venture	—	—	N/M	—	5.8	N/M
Gain Associated with Beijing D&B HuiCong Market Research Co., Ltd Joint Venture	0.6	—	N/M	0.6	—	N/M
Gain Associated with Tokyo Shoko Research/D&B Japan Joint Venture	—	13.2	N/M	—	13.2	N/M
Net Gain (Loss) on the Sale of Other Investments	—	0.1	N/M	—	0.9	N/M
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	8.1	—	N/M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$2.4	$0.4	N/M	$2.9	$0.2	N/M

3

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(4)	The following table reconciles Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		% Change Fav/(Unfav)	Full Year December 31,		% Change Fav/(Unfav)

Amounts in millions	2008	2007		2008	2007
Net Income - GAAP Results (Schedule 1)	$100.1	$101.7	(2)%	$310.6	$298.1	4%
Restructuring Charges	(1.5)	(2.7)	44%	(20.2)	(15.7)	(29)%
Gain Associated with Beijing D&B HuiCong Market Research Co., Ltd Joint Venture	0.5	—	N/M	0.5	—	N/M
Gain Associated with Huaxia/D&B China Joint Venture	—	—	N/M	—	2.9	N/M
Gain Associated with Tokyo Shoko Research/D&B Japan Joint Venture	—	4.9	N/M	—	4.9	N/M
Settlement of International Payroll Tax Matter Related to a Divested Entity	—	—	N/M	—	(0.6)	N/M
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	5.0	—	N/M
Net Gain (Loss) on the Sale of Other Investments	—	0.1	N/M	—	0.6	N/M
Tax Reserve true-up for the Settlement of 1997-2002 tax years, primarily related to the “Amortization and Royalty Expense Deductions/Royalty Income 1997-2007” transactions	—	—	N/M	—	31.2	N/M
Tax Reserve true-up for the Settlement of 2003 tax year, related to the “Amortization and Royalty Expense Deductions” transaction	—	—	N/M	7.7	—	N/M
Favorable resolution of Global Tax Audits including the Liquidation of Dormant International Corporations and/or Divested Entities	—	—	N/M	22.7	—	N/M
Impact of Revaluing the Net Deferred Tax Assets in the UK as a Result of a UK Tax Law Change, Enacted in Q3 2007, Which Reduces the General UK Tax Rate From 30% to 28%	—	—	N/M	—	(2.5)	N/M
Interest on IRS Deposit	—	—	N/M	1.3	—	N/M
Income from Discontinued Operations, Net of Income Taxes	—	3.3	N/M	0.7	5.4	(87)%
Gain on Disposal of Italian Real Estate business	—	—	N/M	0.4	—	N/M

Net Income - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$101.1	$96.1	5%	$292.5	$271.9	8%

(5)	The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended December 31,		% Change Fav/(Unfav)	Full Year December 31,		% Change Fav/(Unfav)

	2008	2007		2008	2007
Diluted EPS - GAAP Results (Schedule 1)	$1.85	$1.74	6%	$5.60	$4.99	12%
Restructuring Charges	(0.03)	(0.05)	40%	(0.36)	(0.26)	(38)%
Gain Associated with Beijing D&B HuiCong Market Research Co., Ltd Joint Venture	0.01	—	N/M	0.01	—	N/M
Effect of Legacy Tax Matters	—	—	N/M	—	—	N/M
Gain Associated with Huaxia/D&B China Joint Venture	—	—	N/M	—	0.05	N/M
Gain Associated with Tokyo Shoko Research/D&B Japan Joint Venture	—	0.09	N/M	—	0.08	N/M
Settlement of International Payroll Tax Matter Related to a Divested Entity	—	—	N/M	—	(0.01)	N/M
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	0.09	—	N/M
Net Gain (Loss) on the Sale of Other Investments	—	—	N/M	—	0.01	N/M
Tax Reserve true-up for the Settlement of 1997-2002 tax years, primarily related to the “Amortization and Royalty Expense Deductions/Royalty Income 1997-2007” transactions	—	—	N/M	—	0.52	N/M
Tax Reserve true-up for the Settlement of 2003 tax year, related to the “Amortization and Royalty Expense Deductions” transaction	—	—	N/M	0.14	—	N/M
Favorable resolution of Global Tax Audits including the Liquidation of Dormant International Corporations and/or Divested Entities	—	—	N/M	0.41	—	N/M
Impact of Revaluing the Net Deferred Tax Assets in the UK as a Result of a UK Tax Law Change, Enacted in Q3 2007, Which Reduces the General UK Tax Rate From 30% to 28%	—	—	N/M	—	(0.04)	N/M
Interest on IRS Deposit	—	—	N/M	0.02	—	N/M
Income from Discontinued Operations, Net of Income Taxes	—	0.06	N/M	0.02	0.09	(78)%

Diluted EPS - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$1.87	$1.64	14%	$5.27	$4.55	16%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	For 2008, our non-GAAP measures reflect results on a “Continuing Operations” basis.
*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition.
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions.”
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges).”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow.”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation Supplemental GAAP Financial Data (unaudited)	Schedule 4

	Quarter Ended December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Full Year December 31,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions	2008	2007				2008	2007
Geographic and Customer Solution Set Revenue:
U.S.:
Risk Management Solutions [1]	202.4	194.8	4%	0%	4%	792.4	758.4	5%	0%	5%
Sales & Marketing Solutions	136.7	140.0	(2)%	0%	(2)%	410.7	389.5	5%	0%	5%
Internet Solutions	30.5	27.5	11%	0%	11%	118.0	100.4	18%	0%	18%

Core and Total U.S.	369.6	362.3	2%	0%	2%	1,321.1	1,248.3	6%	0%	6%

International:
Risk Management Solutions [1]	80.2	76.2	5%	(10)%	15%	318.6	273.8	16%	3%	13%
Sales & Marketing Solutions	23.3	24.4	(4)%	(9)%	5%	79.7	70.0	14%	2%	12%
Internet Solutions	1.6	1.8	(16)%	(14)%	(2)%	6.9	7.1	(3)%	(2)%	(1)%

Core and Total International	105.1	102.4	3%	(9)%	12%	405.2	350.9	16%	4%	12%

Total Corporation:
Risk Management Solutions [1]	282.6	271.0	4%	(3)%	7%	1,111.0	1,032.2	8%	1%	7%
Sales & Marketing Solutions	160.0	164.4	(3)%	(2)%	(1)%	490.4	459.5	7%	1%	6%
Internet Solutions	32.1	29.3	9%	(1)%	10%	124.9	107.5	16%	0%	16%

Core and Total Revenue	$474.7	$464.7	2%	(2)%	4%	$1,726.3	$1,599.2	8%	1%	7%

Operating Costs:
Operating Expenses	$118.2	$111.1	(6)%			$480.7	$430.4	(12)%
Selling and Administrative Expenses	164.9	176.4	7%			686.0	671.5	(2)%
Depreciation and Amortization	16.8	17.1	2%			58.5	46.6	(26)%
Restructuring Expense	2.6	4.3	38%			31.4	25.1	(26)%

Total Operating Costs	$302.5	$308.9	2%			$1,256.6	$1,173.6	(7)%

Capital Expenditures	$2.5	$2.5	0%			$11.8	$13.7	14%

Additions to Computer Software & Other Intangibles	$7.9	$17.7	55%			$47.7	$58.4	18%

Notes:

1	On January 1, 2008, we began managing our Supply Management Solutions set as part of our Risk Management Solutions and have reclassified our historical financial results to reflect this change.

	Quarter Ended December 31, 2008			Full Year December 31, 2008
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Risk Management Solutions without Supply Management Solutions:
U.S.	4%	0%	4%	4%	0%	4%
International	7%	(9%)	16%	17%	4%	13%
Total Corporation	5%	(3%)	8%	8%	1%	7%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4

Supplemental GAAP Financial Data (unaudited)

	Quarter Ended
Amounts in millions	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
Net Debt Position:
Cash and Cash Equivalents	$164.2	$230.6	$245.5	$215.7	$175.8	$156.1	$145.4	$130.7
Short-Term Debt	—	—	—	—	—	—	(0.1)	(0.1)
Long-Term Debt	(904.3)	(864.6)	(825.6)	(790.0)	(724.8)	(546.2)	(475.8)	(484.1)

Net Debt	$(740.1)	$(634.0)	$(580.1)	$(574.3)	$(549.0)	$(390.1)	$(330.5)	$(353.5)

	Full Year
Amounts in millions	Dec 31, 2008	Dec 31, 2007	% Change Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$433.9	$384.6	13%
Less:
Capital Expenditures (GAAP Results)	11.8	13.7	14%
Additions to Computer Software & Other Intangibles (GAAP Results)	47.7	58.4	18%

Free Cash Flow	374.4	312.5	20%
Legacy Tax Matters (Refund) Payment	(22.5)	(8.0)	N/M

Free Cash Flow Excluding Legacy Tax Matters	$351.9	$304.5	16%

	Full Year
Amounts in millions	Dec 31, 2008	Dec 31, 2007	% Change Fav/(Unfav)
Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$433.9	$384.6	13%
Legacy Tax Matters (Refund) Payment	(22.5)	(8.0)	N/M

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$411.4	$376.6	9%

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended December 31, 2008 vs. 2007							Full Year December 31, 2008 vs. 2007
				Traditional/VAPs as a % of Total Customer Solution Sets/Total							Traditional/VAPs as a % of Total Customer Solution Sets/Total
	AFX % Change Fav/ (Unfav)	Effects of Foreign Exchange	BFX % Change Fav/ (Unfav)	2008 % Product Line/Total		2007 % Product Line/Total		AFX % Change Fav/ (Unfav)	Effects of Foreign Exchange	BFX % Change Fav/ (Unfav)	2008 % Product Line/Total		2007 % Product Line/Total
Revenue:
U.S.:
Risk Management Solutions:
Traditional	7%	0%	7%	71%	40%	69%	37%	4%	0%	4%	72%	43%	73%	44%
VAPs	(3)%	0%	(3)%	21%	10%	22%	12%	3%	0%	3%	21%	13%	21%	13%
Supply Management Solutions	1%	0%	1%	8%	5%	9%	5%	11%	0%	11%	7%	4%	6%	4%
Total Risk Management Solutions [1]	4%	0%	4%		55%		54%	5%	0%	5%		60%		61%
Sales & Marketing Solutions:
Traditional	3%	0%	3%	33%	12%	32%	12%	5%	0%	5%	38%	12%	39%	12%
VAPs	(5)%	0%	(5)%	67%	25%	68%	26%	6%	0%	6%	62%	19%	61%	19%
Total Sales & Marketing Solutions	(2)%	0%	(2)%		37%		38%	5%	0%	5%		31%		31%
Internet Solutions	11%	0%	11%		8%		8%	18%	0%	18%		9%		8%

Core and Total U.S. Revenue	2%	0%	2%					6%	0%	6%

International:

Risk Management Solutions:
Traditional	12%	(8)%	20%	82%	62%	78%	58%	19%	4%	15%	82%	64%	80%	63%
VAPs	(12)%	(12)%	0%	17%	13%	20%	14%	8%	0%	8%	17%	13%	18%	14%
Supply Management Solutions	(48)%	(7)%	(41)%	1%	1%	2%	2%	(17)%	3%	(20)%	1%	1%	2%	1%

Total Risk Management Solutions [1]	5%	(10)%	15%		76%		74%	16%	3%	13%		78%		78%

Sales & Marketing Solutions:
Traditional	(20)%	(13)%	(7)%	52%	11%	63%	15%	(8)%	(2)%	(6)%	46%	9%	57%	11%
VAPs	21%	(4)%	25%	48%	11%	37%	9%	43%	6%	37%	54%	11%	43%	9%

Total Sales & Marketing Solutions	(4)%	(9)%	5%		22%		24%	14%	2%	12%		20%		20%

Internet Solutions	(16)%	(14)%	(2)%		2%		2%	(3)%	(2)%	(1)%		2%		2%

Core and Total International Revenue	3%	(9)%	12%					16%	4%	12%

Total Corporation:

Risk Management Solutions:
Traditional	8%	(3)%	11%	74%	44%	71%	42%	9%	2%	7%	75%	48%	75%	48%
VAPs	(5)%	(3)%	(2)%	20%	12%	22%	13%	4%	0%	4%	20%	13%	20%	13%
Supply Management Solutions	(4)%	(1)%	(3)%	6%	4%	7%	4%	9%	0%	9%	5%	3%	5%	3%

Total Risk Management Solutions [1]	4%	(3)%	7%		60%		59%	8%	1%	7%		64%		64%

Sales & Marketing Solutions:
Traditional	(3)%	(4)%	1%	36%	13%	36%	13%	2%	(1)%	3%	40%	11%	42%	12%
VAPs	(3)%	0%	(3)%	64%	21%	64%	22%	10%	1%	9%	60%	18%	58%	17%

Total Sales & Marketing Solutions	(3)%	(2)%	(1)%		34%		35%	7%	1%	6%		29%		29%

Internet Solutions	9%	(1)%	10%		6%		6%	16%	0%	16%		7%		7%

Core and Total Revenue	2%	(2)%	4%					8%	1%	7%

Notes:

1	On January 1, 2008, we began managing our Supply Management Solutions set as part of our Risk Management Solutions and have reclassified our historical financial results to reflect this change

Risk Management Solutions without Supply Management Solutions:

	Quarter Ended December 31, 2008			Full Year December 31, 2008
U.S.	4%	0%	4%	4%	0%	4%
International	7%	(9)%	16%	17%	4%	13%
Total Corporation	5%	(3)%	8%	8%	1%	7%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6
Supplemental Revenue Data (unaudited)

	Quarter Ended
% of Product Line	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
U.S. Risk Management Solutions [1]
Subscription [2]	53%	51%	49%	45%	42%	42%	40%	37%
Non-Subscription [2]	47%	49%	51%	55%	58%	58%	60%	63%
U.S. Risk Management Solutions [1]
DNBi [3]	45%	43%	39%	33%	26%	23%	20%	17%
Non-DNBi [3]	55%	57%	61%	67%	74%	77%	80%	83%

	Full Year December 31, 2008		Full Year December 31, 2007
% of Core and Total International Revenue	Amounts in millions	% of Core and Total	Amounts in millions	% of Core and Total
International:
Europe and Other International Markets	$321.5	79%	$304.3	87%
Asia	83.7	21%	46.6	13%

Core and Total Revenue	$405.2		$350.9

Notes:

1	On January 1, 2008, we began managing our Supply Management Solutions set as part of our Risk Management Solutions and have reclassified our historical financial results to reflect this change.

2	We define Subscription and Non-Subscription revenue as follows:

-	Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.
-	Non-Subscription revenue represents all other revenue streams.

3	We define DNBi and Non-DNBi revenue as follows:

-	DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis.
-	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.